UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2005

BIOMASS PROCESSING TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-50520	65-0638890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3222 Commerce Place, Suite A, West Palm Beach, Florida	33407
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 684-6611

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant's Certifying Accountant.

On December 28, 2005, the Board of Directors, acting as the Audit Committee, dismissed Ahearn, Jasco + Company, P.A. (“AJC” or the “former accountant”) as Biomass Processing Technology, Inc.’s (the Company) principal accountant to audit the Company's financial statements. The reports of AJC on the financial statements of the Company for the fiscal years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles except for the addition of an explanatory paragraph regarding the Company's ability to continue as a going concern. AJC’s reports also indicated that the Company’s financial statements as of December 31, 2000 and for the period January 30, 1996 through December 31, 2000 were audited by other auditors whose report, dated September 7, 2001 expressed an unqualified opinion on those statements and that AJC’s opinion insofar as it related to the amounts included in “cumulative during development stage amounts” during the period through December 31, 2000 was based solely on the report of such other auditors.

The Company resolved a matter of accounting principles or practices and financial statement disclosure with the former accountant which, the Company believes, if it had not been resolved to the former accountant’s satisfaction, would have caused the former accountant to make reference to the subject matter of the disagreement in connection with its report. During the former accountant’s review of the Company’s interim quarterly financial statements for the nine-month period ended September 30, 2005, the Company and the former accountant disagreed as to the proper accounting and financial statement disclosure for a sale of the Company’s common stock to a related party. The Company ultimately recorded and disclosed the transaction to the satisfaction of the former accountant. The Board of Directors of the Company, acting as the Audit Committee, received and accepted the former accountant’s written statement of position as to the matter, however, there was no discussion of such disagreement between the Audit Committee or the Board of Directors and the former accountant. The Company has authorized AJC to respond fully to any inquiries of its successor auditor concerning the subject matter of the foregoing disagreement.

As part of the audit for the year ended December 31, 2004, the former accountant reported to management and the Board of Directors a material weakness in the Company's internal control over financial reporting. The former accountant reported that there are specific deficiencies in the Company’s internal accounting control structure design and operation as it pertains to control over the general ledger, and the preparation of financial statements from that general ledger, because of the absence of appropriate segregation of duties consistent with appropriate internal control objectives.

Except as stated in the preceding paragraphs, there were no disagreements between the Company and AJC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of AJC, would have caused it to make reference to the subject matter of the disagreement in connection with its reports.

The Company has provided AJC with a copy of the foregoing disclosure and has requested that AJC furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the Company's statements made in this report. A copy of the letter from AJC to the SEC dated January 4, 2006 is filed as Exhibit 16.1 to this report.

On December 28, 2005, the Company engaged the firm of Sherb & Co., LLP as its principal accountant to audit the Company's financial statements. Neither the Company nor anyone engaged on its behalf has consulted with Sherb & Co., LLP during the Company’s two most recently completed fiscal years or during its current fiscal year with regard to either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) the matter described above that was the subject of a disagreement between the Company and AJC.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

16.1  Letter from AJC to the Securities and Exchange Commission dated January 4, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2006
Biomass Processing Technology, Inc.

By:	/s/ Larry W. Denney
Larry W. Denney, Chairman of the Board, President and Chief Executive Officer